Consent of Independent Certified Public Accountants


  We consent to the use of our report dated December 30, 1997 on the statement of assets and liabilities of Spirit of America
Investment Fund, Inc. Such statement is included in the Pre-Effective Amendment No. 2 to the Registration Statement on Form
N-1A of Spirit of America Investment Fund, Inc. We also consent to the references to our Firm in the Registration Statement and Prospectus.


                         /s/ Tait, Weller & Baker
                         Tait, Weller & Baker


Philadelphia, Pennsylvania
December 30, 1997